Exhibit 99.1
2nd April, 2014

PRIVATE & CONFIDENTIAL
(to be opened by Addressee only)
The Directors
Thinspace Technology Ltd The Catalyst
Baird Lane York
North Yorkshire
Y010 5GA

(Company Number 04303087) (the "Company")

Dear Sirs

STOCK PURCHASE FACILITY ("Facility")

We are pleased to confirm that Goldcrest Distribution Limited ("GDL") is willing to make available to you a facility for the purchase of stock on and subject to the terms of the enclosed Stock Purchase Agreement (the "Agreement") entered or to be entered into between us. Words and expressions defined in the Agreement have the same meaning when used in this letter.

Subject to clause 7 of the Agreement we shall review the Facility on the Review Date when the Facility shall cease to be available for the making of further Advances unless we have agreed in writing to its renewal or extension. We may request and you shall provide to us such financial and other information as we may require for the purposes of the review. You shall remain liable under and in accordance with the terms of the Agreement and this letter in respect of any Advances which are outstanding at the Review Date notwithstanding that the Facility has ceased to be available for further Advances.

1.	Stock Purchase Facility

The financial limit for the purposes of the Stock Purchase Facility is £1,800,000 of transactions (One Million Eight Hundred Thousand) or such other sum as we may notify you from time to time.  Facility to be reviewed 12 months from date of first drawdown.

2.	Transaction Term

The Funding Period for each Transaction shall be 90 (ninety) days, or such, other period as we may notify you from time to time.

3.	Establishment Fee

For the purposes of Clause 6.2 of the Agreement the Establishment fee shall be £36,150 + Vat (Thirty Six Thousand One Hundred and Fifty Pounds + Vat) payable prior to drawdown.

Goldtrest Distribution Limited, Bartle I-louse, 9 Oxford Court, Manchester M2 3WQ
T: +44 (0)161 236 2122  F: +44 (0)161 233 2180 E: infowgoldcrestfinance.com www.goldcrestfinance. com
Registered in England No. 2791022. Registered office: Unit -l, Trafalgar Business Park, Broughton Lane, Manchester, MS 9TZ
Member of l.he Goldcrest Group of Companies

4.	Transaction Fees

For the purposes of Clause 6.1 of the Agreement the Transact ion Fee shall be:

3% (Three percent) pm or part thereof of the Advance for a Transaction  Period of up to 90 (Ninety) days;

Please note that each transaction will be subject to a minimum non-refundable charge of 2 (Two) months

5.	Default Rate Charge

For the purposes of  Clause 8.4 of the Agreement , the  Default Rate Charge  is 5.95% (Five Point Nine Five Percent) per month

6.	Minimum Advance Amount

For the  purposes  of  Clause  3.5.of  the  Agreement  the  minimum Advance  Amount  is £10,000 (Ten Thousand Pounds).

7.	Minimum Part Payment Amo unt

For the purposes of Clause 5.4 of the Agreement the Minimum Part Payment Amount is £1 ,000 (One Thousand Pounds).

8.	Security Requirements

As a condition precedent to the availability of the Facility we require the following security in form and consent satisfactory to us:

8.1  a personal guarantee limited to £1,000,000 [One Million Pounds) granted joint and severally by OWEN RICHARD DUKES of Sunny Bank Acklam Malton Y017 9RG and ROBERT ZYSBLAT of 143 Edgwarebury Lane London HA8 8ND together with written evidence that each guarantor has received independent legal advice on the terms of the personal guarantee.

8.2  a debenture over the assets of the Company;

8.3. all existing and future security held by us or on our behalf.

9.	Seller's Account

Account Name: Goldcrest Distribution Limited Bank: National
Bank Address:
Account  Number:
Sort Code:

10.	Conditions Precedent of this Facility

As conditions precedent to the availability of the Facility we will require the follow ing:

10.1  the executed security, an originally signed copy of the Stock Purchase Agreement and an originally signed copy of this Facility Letter;

10.2  a supply of original Company letter headed paper;

10.3 documentation required by us to satisfy our "know your customer requirements" under applicable money laundering regulations in respect of OWEN RICHARD DUKES and ROBERT ZYSBLAT . A certified copy of either passport or driving license   and a certified copy of a household utility bill or bank statement not more than three months old;

10.4  a certified copy of a resolution of the board of directors of the Company authorising the acceptance and signing of this letter, the Agreement , the secur ity which you are party, and any other document entered or to be entered into by your pursuant thereto;

10.5 sight of and satisfaction with a copy of Freight insurance policy with a minimum cover of £1,000,000 evidencing Goldcrest Distribution Ltd as an interested party;

10.6 sight of and satisfaction with a copy of your Product Liability Insurance with a minimum cover of £2,000,000 (Two Million Pounds) evidencing Goldcrest Distribution Ltd as an interested party;

10.7 a copy of your current aged debt analysis including addresses and contact details;

11.	Conditions Precedent of each transaction drawn hereunder

11.1  prior to each drawdown we require sight and satisfaction with the suppliers quality control/confirmation certificate and each transact ion/shipment to be supported with Bills of Lading and or Airway Bills, Packing Lists, Certificate of Insurance, Inspection Certificate and evidence of 'Gold Seal' approval from the end purchaser (if applicable) prior to each drawdown, which all must be made out in the name of Goldcrest Distribution Limited, Bartle House, 9 Oxford Court, Manchester M2 3WQ;

11.2 a copy of the Supplier's Invoice made out in the name of Goldcrest Distribution Limited must be forwarded with every transact ion and Goldcrest Distribution Limited must be satisfied that clear title to the Goods will be obtained prior to paying for them;

11.3 copies of the firm orders for the goods, in a format acceptable to Goldcrest Distribution Limited, must be supplied for every transaction and each transaction will be assessed on a deal by deal basis;

11.4  full details and descriptions of the company's products including marketing material, brochures/literature, products specifications, if available;

11.5 sight and satisfaction with a full set of current product analysis certificates confirming compliance to relevant British Safety Standards;

11.6 sight and satisfaction that the end purchaser(s) have acknowledged that invoices raised by Thinspace Technology Ltd will be assigned and payable to Goldcrest Distribution Limited;
11.7 such other evidence and documents we may specify.

12.	Agreements

12.1 signing this letter it is understood that ALL invoices raised by the company will be assigned to Goldcrest Distribution Limited and that only full payment of the invoice to Goldcrest Distribution Limited will constitute a full valid discharge of the debt;

12.2 in signing this letter it is understood that ALL original invoice raised will and must be sent to Goldcrest Distribution Limited for onward transmission the end purchaser ;

12.3 in signing this letter it is understood that Goldcrest Distribution Ltd are authorised to sell/dispose of any branded goods as Goldcrest Distribution Ltd see fit in the event of an order not being completed and/or fully repaid;

12.4 monthly management information to be supplied by the Company within 30 days of month end in the form of profit and loss, aged debtors and creditors and current stock valuation;

General

Any legal and other costs and/or expenses (including disbursements and VAT) incurred in the negotiation and preparation of the documentation entered or proposed to be entered into pursuant to the Facility will be paid by you on request from us or our agents. This will apply whether or not the Facility is provided.

Without prejudice to our rights, you shall pay to us on demand in accordance with our current practice from time to time and on a full indemnity basis all costs and expenses incurred by us (both before and after judgment) as a result of any breach by you of the terms of the Facility and/or in enforcing any of the terms of the Facility.

Please note we reserve the right to amend, vary or withdraw any of the terms construed herein at our sole discretion at any time before entering into any transaction without being liable to disclose any reason therefore. Any such amendment variation or withdrawal shall not affect your obligation to indemnify us against all costs involved in the granting of the Facility and the taking of Security thereon shall be a continuing obligation notwithstanding the failure to complete the Facility or the requisite documentation for any reason whatsoever .

The proposals contained in this letter remain open for acceptance for fourteen (14) days from the date of this letter.

Subject to your acceptance of this letter, first utilization of the Facility by drawdown of an Advance must have taken place by no later than the date being thirty (30) days from the date of this letter.

This letter shall be governed by and construed in accordance with English law.

If the terms meet with you approval please confirm by signing and returning to us the enclosed copy of this letter.

We recommend that, as with any legally binding documentation, you obtain independent legal advice and accordingly consult with your solicitor or other independent legal adviser before accepting this letter by signing and returning the enclosed copy.

Yours faithfully,
/s/
For and on behalf of
Goldcrest Distribution Limited

We acknowledge and accept the terms and conditions contained in this letter and authorise you to make such enquiries as you may consider necessary or appropriate for the completion of security.

Signed:

Owen Richard Dukes, Director
Dated:   4/2/2014

for and on behalf of Thinspace Technology Ltd

Signed:

Robert Zysblat, Director
Dated:    4/2/2014

for and on behalf of Thinspace Technology Ltd

Signed:

Owen Richard Dukes, Director
Dated: 4/2/2014

for and on behalf of Thinspace Technology Ltd

Signed:

Robert Zysblat, Director

Dated: 4/2/2014

for and on behalf of Thinspace Technology Ltd